Exhibit 99.1

PHILLIPS-VAN HEUSEN CORPORATION

200 MADISON AVENUE

NEW YORK, N.Y. 10016

FOR IMMEDIATE RELEASE:

November 18, 2009

Contact:

Michael Shaffer

Executive Vice President and Chief Financial Officer

(212) 381-3523

www.pvh.com

PHILLIPS-VAN HEUSEN CORPORATION REPORTS 2009

THIRD QUARTER RESULTS

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THIRD QUARTER REVENUE AND EPS WELL ABOVE COMPANY’S GUIDANCE AND CONSENSUS ESTIMATE

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FULL YEAR REVENUE AND EPS GUIDANCE INCREASED

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COMPANY TO INCREASE FOURTH QUARTER ADVERTISING SPEND $10 MILLION VERSUS PRIOR PLAN AND PRIOR YEAR

New York, New York – Phillips-Van Heusen Corporation [NYSE: PVH] reported 2009 third quarter and year to date results.

Non-GAAP Amounts:

The discussions in this release that refer to non-GAAP amounts exclude the items which are described in this release under the heading “Non-GAAP Exclusions.”  Reconciliations of GAAP to non-GAAP amounts are presented in the tables later in this release and identify and quantify all excluded items.

For the Third Quarter of 2009:

•

Earnings per share was $1.08 on a non-GAAP basis, which exceeded the high end of the Company’s guidance and the consensus estimate.  This improvement was fueled by stronger than expected revenue and gross margin in all businesses, as well as a shift in planned advertising expenditures of $5 million from the third quarter into the fourth quarter.  The prior year’s third quarter earnings per share was $1.10 on a non-GAAP basis.

•

GAAP earnings per share was $1.58, which included a tax benefit of $30.4 million related to the lapse of the statute of limitations with respect to certain previously unrecognized tax positions.  GAAP earnings per share in the prior year’s third quarter was $1.03.

•

Revenue was $697.4 million, which exceeded the high end of the Company’s guidance.  This amount was relatively flat to the prior year’s third quarter revenue on a non-GAAP basis of $698.9 million, which excludes $28.6 million of revenue associated with the Company’s exited Geoffrey Beene outlet retail division.  On a GAAP basis, revenue decreased 4% from $727.5 million.

Third Quarter Revenue:

Calvin Klein royalty revenue increased 9% for the third quarter. This increase was due principally to growth of 7% on a constant exchange rate basis, which included (i) strength in footwear, women’s apparel and outerwear, (ii) a single-digit reduction in the global fragrance business, which was an improvement from the double-digit decrease that was experienced in the first half of the year, and (iii) relatively flat performance in jeans and underwear, as strong international performance was offset by an expected decline in the U.S.  A weaker U.S. dollar in the quarter provided a benefit of $1.2 million.

All of the Company’s wholesale and retail divisions performed better than expected in the third quarter.  On a GAAP basis, combined revenue of the Company’s wholesale and retail businesses decreased 6%.  Combined revenue of these businesses decreased only 1% compared to the prior year period’s non-GAAP amount, which excludes $28.6 million of revenue associated with the Company’s exited Geoffrey Beene outlet retail division.  The 1% decrease was primarily driven by a decline in wholesale revenue, which, while well above expectations, was up against elevated revenue in last year’s third quarter resulting from aggressive inventory liquidation actions.  Additionally, as planned, holiday shipments to the Company’s wholesale customers this year have been moved to the fourth quarter from the third quarter to be closer to the holiday selling season.  Retail revenue was driven by a comparable store sales increase of 6% for the third quarter, a significant improvement from both the second quarter’s decline of 3% and the Company’s projection for the third quarter of a decline of 2% to 3%.

Third Quarter Earnings Before Interest and Taxes:

On a GAAP basis, the Company’s earnings before interest and taxes increased 5% to $90.4 million from $86.5 million in the prior year period.  On a non-GAAP basis, earnings before interest and taxes increased 4% to $96.6 million, from $92.5 million in the third quarter of 2008.  Such increases included the following:  (i) a 29% increase in earnings of the Calvin Klein licensing business for the quarter due to the royalty revenue growth discussed above and reduced advertising spending, as the prior year’s third quarter included an unusually high level of expenditures related to celebrating the 40th anniversary of Calvin Klein, and (ii) a decrease of approximately 5% in earnings of the Company’s combined wholesale and retail businesses driven by the wholesale revenue shifts from the third quarter into the fourth quarter discussed above.

For the Nine Months of 2009:

•

Earnings per share was $2.22 on a non-GAAP basis.  For the prior year’s nine month period, earnings per share was $2.65 on a non-GAAP basis.

•

GAAP earnings per share was $2.58, which included a net tax benefit of $29.6 million related principally to the lapse of the statute of limitations with respect to certain previously unrecognized tax positions.  GAAP earnings per share for the prior year’s nine month period was $2.48.

•

Revenue was $1,784.1 million.  This amount represents a 3% decrease compared to revenue on a non-GAAP basis of $1,835.8 million for the prior year’s nine month period, which excludes $78.4 million of revenue associated with the Company’s exited Geoffrey Beene outlet retail division.  On a GAAP basis, revenue decreased 7% from $1,914.1 million.

•

Calvin Klein royalty revenue increased 1% compared to the prior year’s nine month period, as a 4% increase in royalty revenue on a constant exchange rate basis more than offset a $3.9 million negative impact from a stronger U.S. dollar over the period.

Balance Sheet:

Receivables and inventories ended the quarter down 11% and 14%, respectively, from the prior year period’s balances and reflect the Company’s continued focus on managing working capital.

2009 Guidance:

Full Year Guidance

The Company is increasing its 2009 earnings per share estimate to a range of $2.59 to $2.63 on a non-GAAP basis.  Included in this estimate is an anticipated increase in advertising expenditures of approximately $5 million compared to the amount contemplated in the Company’s previous earnings per share estimate, due, in part, to the Company’s new initiatives for IZOD and Van Heusen. On a GAAP basis, the Company is currently projecting its 2009 earnings per share to be in a range of $2.95 to $2.99.  The Company’s previous earnings per share projections were $2.30 to $2.40 on a non-GAAP basis and $2.16 to $2.26 on a GAAP basis.

Total revenue for 2009 is currently projected to be in a range of $2.37 billion to $2.38 billion, a decrease of approximately 1% from the Company’s 2008 revenue on a non-GAAP basis of $2.40 billion, which excludes approximately $95 million of revenue associated with the Company’s exited Geoffrey Beene outlet retail division.  On a GAAP basis, it is currently projected that 2009 revenue will decrease approximately 5% from 2008.  The Company previously projected that total revenue would decrease 2% to 3% on a non-GAAP basis and 6% to 7% on a GAAP basis.

The Company is currently projecting that Calvin Klein royalty revenue will increase approximately 3% from 2008, as anticipated full year global licensee royalty growth of approximately 5% on a constant exchange rate basis is expected to be partially offset by the negative impact from a stronger overall U.S. dollar that was experienced earlier in the year.  This expected royalty growth principally includes (i) strong increases in footwear, outerwear and women’s apparel, (ii) a reduction in the global fragrance business, particularly in the first half of the year, and (iii) relatively flat performance in jeans and underwear, as the international and domestic trends discussed above are expected to continue.  Combined revenue of the Company’s wholesale and retail businesses is currently projected to decrease approximately 1% in 2009 compared to the prior year amount on a non-GAAP basis, which excludes approximately $95 million of revenue associated with the Company’s exited Geoffrey Beene outlet retail division.  The percentage decrease in combined revenue of the Company’s wholesale and retail businesses on a GAAP basis is estimated to be approximately 5% to 6%.  The Company had previously projected that combined revenue of these businesses would decline 2% to 3% on a non-GAAP basis and approximately 7% on a GAAP basis.  The Company’s retail divisions are currently estimating 2009 comparable store sales to be relatively flat to 2008 on a combined basis, an improvement from the previous guidance of a decline of 3% to 4%.

Fourth Quarter Guidance

For the fourth quarter of 2009, earnings per share is currently expected to be $0.38 to $0.42, which includes an increase to the prior plan of $10 million in advertising expenditures, attributable to a $5 million increase in spending, a portion of which will be used to support the Company’s new initiatives for IZOD and Van Heusen, as well as a shift of $5 million in expenditures from the third quarter into the fourth quarter.

Fourth quarter revenue is currently expected to be approximately $585 million to $595 million in 2009, or an increase of 4% to 6% compared to fourth quarter 2008 revenue on a non-GAAP basis of $561.3 million, which excludes approximately $17 million of revenue associated with the Company’s exited Geoffrey Beene outlet retail division.  On a GAAP basis, fourth quarter 2009 revenue is expected to increase 1% to 3% compared to fourth quarter 2008 revenue of $577.8 million.

The percentage increase in combined revenue of the Company’s wholesale and retail businesses for the fourth quarter is projected to be approximately 4% to 6% compared to the prior year’s fourth quarter amount on a non-GAAP basis, which excludes approximately $17 million of revenue associated with the Company’s exited Geoffrey Beene outlet retail division.  The percentage increase on a GAAP basis is estimated to be approximately 1% to 3%.  The Company’s retail businesses are currently estimating 2009 fourth quarter comparable store sales to increase approximately 2% to 3% on a combined basis.

The Company is currently projecting Calvin Klein royalty revenue to increase 9% to 10%, with relatively minimal anticipated impact of exchange rates on the U.S dollar.  This increase is expected to be driven by a continuation of third quarter trends, and continued improvement in the fragrance business, which is expected to be flat to the prior year.

Cash Flow and Other

Cash flow for 2009 is estimated to be $80 million to $85 million, which is after approximately $35 million of estimated capital spending.  Depreciation and amortization is expected to be approximately $50 million in 2009.

CEO Comments:

Commenting on these results, Emanuel Chirico, Chairman and Chief Executive Officer, noted, “We are extremely pleased with our third quarter results.  The improvement in business trends we experienced in the second quarter intensified during the third quarter and enabled us to significantly exceed our previous revenue and earnings guidance.  We are fortunate to have such a strong stable of brands.  The global strength of the Calvin Klein brand was evident in this quarter’s 9% growth in royalty revenue.  Additionally, as consumers have demanded more and more value in order to drive their purchases, our IZOD, ARROW and Van Heusen brands have likewise benefitted.”

Mr. Chirico continued, “This strong performance by all of our brands indicates the beneficial impact of our continued investment in advertising through this most difficult economic environment.  We have launched a number of innovative programs that connect our brands with both our retail customers and our end consumers, such as the IZOD IndyCar Series campaign with Macy’s and our more recent collaboration with the Pro Football Hall of Fame and JC Penney for the Van Heusen brand.  We expect to invest significantly in these programs, as well as in advertising for our other brands, including Calvin Klein, during the fourth quarter.”

Mr. Chirico concluded, “We believe that our strong balance sheet and our very positive cash flow are distinct advantages for the Company, giving us the ability to continue with significant investments in our brands and in our businesses.  The strength of our brands, along with very clean inventories, provide a solid foundation for us as we head into the holiday season.  While we remain cautious in our outlook for the balance of the year, we believe we are well positioned to deliver revenue and earnings growth over last year’s fourth quarter results, which, coupled with our strong third quarter performance, has enabled us to increase our guidance for the full year.”

Non-GAAP Exclusions:

Exclusions used in calculating measures on a non-GAAP basis consist of the following:

•

Costs incurred in connection with the Company’s restructuring initiatives announced in the fourth quarter of 2008, including the shutdown of the Company’s domestic production of machine-made neckwear, a realignment of the Company’s global sourcing organization, reductions in warehousing capacity, lease termination fees for retail stores and other initiatives to reduce corporate and administrative expenses.  Such costs associated with these initiatives are as follows:

o

Pre-tax costs of $17.2 million in 2009, of which $4.7 million was incurred in the first quarter, $6.3 million was incurred in the second quarter and $6.2 million was incurred in the third quarter.

o

Pre-tax costs of $17.8 million that were incurred in the fourth quarter of 2008.  In addition, pre-tax non-cash fixed asset impairment charges of $63.8 million were recorded in the fourth quarter of 2008 that principally related to approximately 200 of the Company’s retail stores.

•

The 2008 operating results and exit costs associated with the Company’s Geoffrey Beene outlet retail division, which was closed during 2008.  The net pre-tax costs related to the operating results and exit costs associated with the Company’s Geoffrey Beene outlet retail division were $17.7 million for the full year in 2008, incurred by quarter as follows:  pre-tax income of $0.6 million in the first quarter, and pre-tax costs of $8.7 million, $6.1 million and $3.5 million in the second, third and fourth quarters, respectively.  Revenue related to the Geoffrey Beene outlet retail division was $94.9 million for the full year 2008, incurred by quarter as follows:  $23.9 million, $25.9 million, $28.6 million and $16.5 million in the first, second, third and fourth quarters, respectively.

•

The tax benefit of the above pre-tax costs, and a net tax benefit of approximately $30 million for both the third quarter and full year in 2009, related principally to the lapse of the statute of limitations with respect to certain previously unrecognized tax positions.

Please see reconciliations of GAAP to non-GAAP amounts later in this release.

The Company webcasts its conference calls to review its earnings releases.  The Company’s conference call to review its third quarter earnings release is scheduled for Thursday, November 19, 2009 at 9:00 a.m. EST.  Please log on either to the Company’s web site at www.pvh.com and go to the News Releases page under the Investor Relations tab or to www.companyboardroom.com to listen to the live webcast of the conference call.  The webcast will be available for replay for one year after it is held, commencing approximately two hours after the live broadcast ends.  Please log on to www.pvh.com or www.companyboardroom.com as described above to listen to the replay.  In addition, an audio replay of the conference call is available for 48 hours starting one hour after it is held.  The replay of the conference call can be accessed by calling 1-888-203-1112 and using passcode # 4704896.  The conference call and webcast consist of copyrighted material.  They may not be re-recorded, reproduced, re-transmitted, rebroadcast or otherwise used without the Company’s express written permission.  Your participation represents your consent to these terms and conditions, which are governed by New York law.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Forward-looking statements in this press release and made during the conference call / webcast, including, without limitation, statements relating to the Company’s future revenue, earnings and cash flows, plans, strategies, objectives, expectations and intentions, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, and some of which might not be anticipated, including, without limitation, the following: (i) the Company’s plans, strategies, objectives, expectations and intentions are subject to change at any time at the discretion of the Company; (ii) the levels of sales of the Company’s apparel, footwear and related products, both to its wholesale customers and in its retail stores, the levels of sales of the Company’s licensees at wholesale and retail, and the extent of discounts and promotional pricing in which the Company and its licensees and other business partners are required to engage, all of which can be affected by weather conditions, changes in the economy, fuel prices, reductions in travel, fashion trends, consolidations, repositionings and bankruptcies in the retail industries, repositionings of brands by the Company’s licensors and other factors;  (iii) the Company’s plans and results of operations will be affected by the Company’s ability to manage its growth and inventory, including the Company’s ability to continue to develop and grow the Calvin Klein businesses in terms of revenue and profitability; (iv) the Company’s operations and results could be affected by quota restrictions and the imposition of safeguard controls (which, among other things, could limit the Company’s ability to produce products in cost-effective countries that have the labor and technical expertise needed), the availability and cost of raw materials, the Company’s ability to adjust timely to changes in trade regulations and the migration and development of manufacturers (which can affect where the Company’s products can best be produced), and civil conflict, war or terrorist acts, the threat of any of the foregoing, or political and labor instability in any of the countries where the Company’s or its licensees’ or other business partners’ products are sold, produced or are planned to be sold or produced; (v) disease epidemics and health related concerns, which could result in closed factories, reduced workforces, scarcity of raw materials and scrutiny or embargoing of goods produced in infected areas, as well as reduced consumer traffic and purchasing, as consumers limit or cease shopping in order to avoid exposure or become ill; (vi) acquisitions and issues arising with acquisitions and proposed transactions, including without limitation, the ability to integrate an acquired entity into the Company with no substantial adverse affect on the acquired entity’s or the Company’s existing operations, employee relationships, vendor relationships, customer relationships or financial performance; (vii) the failure of the Company’s licensees to market successfully licensed products or to preserve the value of the Company’s brands, or their misuse of the Company’s brands and (viii) other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission.

This press release includes, and the conference call/webcast will include, certain non-GAAP financial measures, as defined under SEC rules.  A reconciliation of these measures is included in the financial information later in this release, as well as in the Company’s Current Report on Form 8-K furnished to the SEC in connection with this earnings release, which is available on the Company’s website at www.pvh.com and on the SEC’s website at www.sec.gov.

The Company does not undertake any obligation to update publicly any forward-looking statement, including, without limitation, any estimate regarding revenue, earnings or cash flows, whether as a result of the receipt of new information, future events or otherwise.

PHILLIPS-VAN HEUSEN CORPORATION

Consolidated Income Statements

(In thousands, except per share data)

	Quarter Ended			Quarter Ended
	11/1/09			11/2/08
	Results			Results
	Under		Non-GAAP	Under		Non-GAAP
	GAAP	Adjustments(1)	Results	GAAP	Adjustments(2)	Results

Net sales	$603,616		$603,616	$636,210	$28,597	$607,613
Royalty revenue	70,600		70,600	66,690		66,690
Advertising and other revenue	23,224		23,224	24,584		24,584
Total revenue	$697,440		$697,440	$727,484	$28,597	$698,887

Gross profit on net sales	$243,850	$ 82	$243,768	$250,026	$ 7,022	$243,004
Gross profit on royalty, advertising
and other revenue	93,824		93,824	91,274		91,274
Total gross profit	337,674	82	337,592	341,300	7,022	334,278

Selling, general and administrative
expenses	247,238	6,256	240,982	254,832	13,099	241,733

Earnings (loss) before interest
and taxes	90,436	(6,174)	96,610	86,468	(6,077)	92,545

Interest expense, net	8,133		8,133	7,031		7,031

Pre-tax income (loss)	82,303	(6,174)	88,477	79,437	(6,077)	85,514

Income tax (benefit) expense	(1,316)	(32,757)	31,441	25,738	(2,294)	28,032

Net income (loss)	$ 83,619	$ 26,583	$ 57,036	$ 53,699	$ (3,783)	$ 57,482

Diluted net income per share(3)	$ 1.58		$ 1.08	$ 1.03		$ 1.10

Depreciation and amortization expense was as follows:

	Quarter Ended			Quarter Ended
	11/1/09			11/2/08
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP

Depreciation and amortization	$12,493		$12,493	$13,661		$13,661

(1)

Adjustments for the quarter ended November 1, 2009 represent the elimination of (i) the costs incurred in connection with the Company’s restructuring initiatives announced in the fourth quarter of 2008, principally related to lease termination fees for retail stores; and (ii) a tax benefit of $30.4 million related to the lapse of the statute of limitations with respect to certain previously unrecognized tax positions.

(2)

Adjustments for the quarter ended November 2, 2008 represent the elimination of the operating results and exit costs associated with the Company’s Geoffrey Beene outlet retail division, which the Company closed during 2008.

(3)

Please see Note B to the Notes to Consolidated Income Statements for a reconciliation of diluted net income per share.

PHILLIPS-VAN HEUSEN CORPORATION

Consolidated Income Statements

(In thousands, except per share data)

	Nine Months Ended			Nine Months Ended
	11/1/09			11/2/08
	Results			Results
	Under		Non-GAAP	Under		Non-GAAP
	GAAP	Adjustments(1)	Results	GAAP	Adjustments(2)	Results

Net sales	$1,536,771		$1,536,771	$1,659,676	$78,384	$1,581,292
Royalty revenue	182,089		182,089	182,653		182,653
Advertising and other revenue	65,288		65,288	71,820		71,820
Total revenue	$1,784,148		$1,784,148	$1,914,149	$78,384	$1,835,765

Gross profit on net sales	$ 627,879	$ (1,641)	$ 629,520	$ 686,554	$30,710	$ 655,844
Gross profit on royalty, advertising
and other revenue	247,377		247,377	254,473		254,473
Total gross profit	875,256	(1,641)	876,897	941,027	30,710	910,317

Selling, general and administrative
expenses	684,257	15,509	668,748	719,364	44,895	674,469

Gain on sale of investments				1,864		1,864

Earnings (loss) before interest
and taxes	190,999	(17,150)	208,149	223,527	(14,185)	237,712

Interest expense, net	23,978		23,978	20,370		20,370

Pre-tax income (loss)	167,021	(17,150)	184,171	203,157	(14,185)	217,342

Income tax expense (benefit)	32,134	(36,102)	68,236	73,451	(5,319)	78,770

Net income (loss)	$ 134,887	$ 18,952	$ 115,935	$ 129,706	$ (8,866)	$ 138,572

Diluted net income per share(3)	$ 2.58		$ 2.22	$ 2.48		$ 2.65

Depreciation and amortization expense was as follows:

	Nine Months Ended			Nine Months Ended
	11/1/09			11/2/08
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments(2)	Non-GAAP

Depreciation and amortization	$37,696		$37,696	$40,851	$600	$40,251

(1)

Adjustments for the nine months ended November 1, 2009 represent the elimination of (i) the costs incurred in connection with the Company’s restructuring initiatives announced in the fourth quarter of 2008, including the shutdown of domestic production of machine-made neckwear, a realignment of the Company’s global sourcing organization, reductions in warehousing capacity, lease termination fees for retail stores and other initiatives to reduce corporate and administrative expenses; and (ii) a net tax benefit of $29.6 million related principally to the lapse of the statute of limitations with respect to certain previously unrecognized tax positions.

(2)

Adjustments for the nine months ended November 2, 2008 represent the elimination of the operating results and exit costs associated with the Company’s Geoffrey Beene outlet retail division, which the Company closed during 2008.

(3)

Please see Note C to the Notes to Consolidated Income Statements for a reconciliation of diluted net income per share.

Notes to Consolidated Income Statements:

A.

The Company believes presenting its 2009 results excluding the costs incurred in connection with the Company’s restructuring initiatives announced in the fourth quarter of 2008 and the net tax benefit related principally to the lapse of the statute of limitations with respect to certain previously unrecognized tax positions, and its 2008 results excluding the operating results and exit costs associated with the Company’s Geoffrey Beene outlet retail division, which both are on a non-GAAP basis, provides useful additional information to investors. The Company believes that the exclusion of such amounts facilitates comparing current results against past and future results by eliminating amounts that it believes are not comparable between periods, thereby permitting management to evaluate performance and investors to make decisions based on the ongoing operations of the Company. The Company believes that investors often look at ongoing operations of an enterprise as a measure of assessing performance. The Company uses its results excluding these amounts to evaluate its operating performance and to discuss its business with investment institutions, the Company’s Board of Directors and others. The Company’s results excluding the costs associated with its restructuring initiatives and the operating results of the Geoffrey Beene outlet retail division are also the basis for certain incentive compensation calculations.

B.

The Company computed its quarterly diluted net income per share as follows:

(In thousands, except per share data)

	Quarter Ended			Quarter Ended
	11/1/09			11/2/08
	Results			Results
	Under		Non-GAAP	Under		Non-GAAP
	GAAP	Adjustments	Results	GAAP	Adjustments	Results

Net income (loss)	$83,619	$26,583(1)	$57,036	$53,699	$(3,783)(2)	$57,482

Weighted average common
shares outstanding	51,670		51,670	51,467		51,467
Weighted average impact of
dilutive securities	1,189		1,189	827		827

Total shares	52,859		52,859	52,294		52,294

Diluted net income per share	$ 1.58		$ 1.08	$ 1.03		$ 1.10

(1)

Represents the impact on net income from the elimination of (i) the costs incurred in connection with the Company’s restructuring initiatives announced in the fourth quarter of 2008, principally related to lease termination fees for retail stores; and (ii) a tax benefit of $30.4 million related to the lapse of the statute of limitations with respect to certain previously unrecognized tax positions.

(2)

Represents the impact on net income from the elimination of the operating results and exit costs associated with the Company’s Geoffrey Beene outlet retail division, which the Company closed during 2008.

C.

The Company computed its year to date diluted net income per share as follows:

(In thousands, except per share data)

	Nine Months Ended			Nine Months Ended
	11/1/09			11/2/08
	Results			Results
	Under		Non-GAAP	Under		Non-GAAP
	GAAP	Adjustments	Results	GAAP	Adjustments	Results

Net income (loss)	$134,887	$18,952(1)	$115,935	$129,706	$(8,866)(2)	$138,572

Weighted average common
shares outstanding	51,595		51,595	51,411		51,411
Weighted average impact of
dilutive securities	717		717	933		933

Total shares	52,312		52,312	52,344		52,344

Diluted net income per share	$ 2.58		$ 2.22	$ 2.48		$ 2.65

(1)

Represents the impact on net income from the elimination of (i) the costs incurred in connection with the Company’s restructuring initiatives announced in the fourth quarter of 2008, including the shutdown of domestic production of machine-made neckwear, a realignment of the Company’s global sourcing organization, reductions in warehousing capacity, lease termination fees for retail stores and other initiatives to reduce corporate and administrative expenses; and (ii) a net tax benefit of $29.6 million related principally to the lapse of the statute of limitations with respect to certain previously unrecognized tax positions.

(2)

Represents the impact on net income from the elimination of the operating results and exit costs associated with the Company’s Geoffrey Beene outlet retail division, which the Company closed during 2008.

PHILLIPS-VAN HEUSEN CORPORATION

Consolidated Balance Sheets

(In thousands)

	November 1,	November 2,
	2009	2008
ASSETS
Current Assets:
Cash and Cash Equivalents	$ 356,614	$ 197,557
Receivables	282,427	316,297
Inventories	281,856	329,001
Other Current Assets	36,897	34,554
Total Current Assets	957,794	877,409
Property, Plant and Equipment	172,115	253,284
Goodwill and Other Intangible Assets	1,147,751	1,108,986
Other Assets	26,325	44,220
	$2,303,985	$2,283,899

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts Payable and Accrued Expenses	$ 356,294	$ 349,597
Other Liabilities	404,659	443,673
Long-Term Debt	399,580	399,564
Stockholders’ Equity	1,143,452	1,091,065
	$2,303,985	$2,283,899

PHILLIPS-VAN HEUSEN CORPORATION

Business Data

(In thousands)

	Quarter Ended			Quarter Ended
	11/1/09			11/2/08
	Results			Results
	Under		Non-GAAP	Under		Non-GAAP
	GAAP	Adjustments(1)	Results	GAAP	Adjustments(2)	Results
Revenue – Wholesale and Retail
Net sales	$593,035		$593,035	$628,125	$28,597	$599,528
Royalty revenue	4,880		4,880	6,166		6,166
Advertising and other revenue	1,387		1,387	1,883		1,883
Total	599,302		599,302	636,174	28,597	607,577

Revenue – Calvin Klein Licensing
Royalty revenue	65,720		65,720	60,524		60,524
Advertising and other revenue	21,837		21,837	22,701		22,701
Total	87,557		87,557	83,225		83,225

Revenue – Other(3)
Net sales	10,581		10,581	8,085		8,085
Total	10,581		10,581	8,085		8,085

Total Revenue
Net sales	603,616		603,616	636,210	28,597	607,613
Royalty revenue	70,600		70,600	66,690		66,690
Advertising and other revenue	23,224		23,224	24,584		24,584
Total	$697,440		$697,440	$727,484	$28,597	$698,887

Earnings (loss) before interest
and taxes – Wholesale and Retail	$ 62,068	$(6,091)	$ 68,159	$ 65,921	$ (6,077)	$ 71,998

Earnings before interest and
taxes – Calvin Klein Licensing	47,718		47,718	37,043		37,043

Loss before interest and
taxes – Other(3)	(19,350)	(83)	(19,267)	(16,496)		(16,496)

Earnings (loss) before interest
and taxes	$ 90,436	$(6,174)	$ 96,610	$ 86,468	$ (6,077)	$ 92,545

The domestic and international components of earnings (loss) before interest and taxes were as follows:

	Quarter Ended			Quarter Ended
	11/1/09			11/2/08
	GAAP	Adjustments(1)	Non-GAAP	GAAP	Adjustments(2)	Non-GAAP

Domestic	$60,534	$ (6,174)	$ 66,708	$64,348	$ (6,077)	$70,425
%	67%	100%	69%	74%	100%	76%
International	29,902		29,902	22,120		22,120
%	33%		31%	26%		24%
Total	$90,436	$ (6,174)	$96,610	$86,468	$ (6,077)	$92,545
%	100%	100%	100%	100%	100%	100%

(1)

Adjustments for the quarter ended November 1, 2009 represent the elimination of the pre-tax costs incurred in connection with the Company’s restructuring initiatives announced in the fourth quarter of 2008, principally related to lease termination fees for retail stores.

(2)

Adjustments for the quarter ended November 2, 2008 represent the elimination of the operating results and exit costs associated with the Company’s Geoffrey Beene outlet retail division, which the Company closed during 2008.

(3)

The results of the Company’s Calvin Klein Collection wholesale business, and corporate expenses not allocated to any reportable segments, are included in Other.

PHILLIPS-VAN HEUSEN CORPORATION

Business Data

(In thousands)

	Nine Months Ended			Nine Months Ended
	11/1/09			11/2/08
	Results			Results
	Under		Non-GAAP	Under		Non-GAAP
	GAAP	Adjustments(1)	Results	GAAP	Adjustments(2)	Results
Revenue – Wholesale and Retail
Net sales	$1,517,303		$1,517,303	$1,641,458	$ 78,384	$1,563,074
Royalty revenue	15,793		15,793	18,399		18,399
Advertising and other revenue	3,267		3,267	5,519		5,519
Total	1,536,363		1,536,363	1,665,376	78,384	1,586,992

Revenue – Calvin Klein Licensing
Royalty revenue	166,296		166,296	164,254		164,254
Advertising and other revenue	62,021		62,021	66,301		66,301
Total	228,317		228,317	230,555		230,555

Revenue – Other(3)
Net sales	19,468		19,468	18,218		18,218
Total	19,468		19,468	18,218		18,218

Total Revenue
Net sales	1,536,771		1,536,771	1,659,676	78,384	1,581,292
Royalty revenue	182,089		182,089	182,653		182,653
Advertising and other revenue	65,288		65,288	71,820		71,820
Total	$1,784,148		$1,784,148	$1,914,149	$ 78,384	$1,835,765

Earnings (loss) before interest
and taxes – Wholesale and Retail	$ 123,965	$(11,970)	$ 135,935	$ 155,489	$(14,185)	$ 169,674

Earnings before interest and
taxes – Calvin Klein Licensing	123,930		123,930	115,769		115,769

Loss before interest and
taxes – Other(3)	(56,896)	(5,180)	(51,716)	(47,731)		(47,731)

Earnings (loss) before interest
and taxes	$ 190,999	$(17,150)	$ 208,149	$ 223,527	$(14,185)	$ 237,712

The domestic and international components of earnings (loss) before interest and taxes were as follows:

	Nine Months Ended			Nine Months Ended
	11/1/09			11/2/08
	GAAP	Adjustments(1)	Non-GAAP	GAAP	Adjustments(2)	Non-GAAP

Domestic	$124,476	$(16,358)	$140,834	$153,743	$(14,185)	$167,928
%	65%	95%	68%	69%	100%	71%
International	66,523	(792)	67,315	69,784		69,784
%	35%	5%	32%	31%		29%
Total	$190,999	$(17,150)	$208,149	$223,527	$(14,185)	$237,712
%	100%	100%	100%	100%	100%	100%

(1)

Adjustments for the nine months ended November 1, 2009 represent the elimination of the pre-tax costs incurred in connection with the Company’s restructuring initiatives announced in the fourth quarter of 2008, including the shutdown of domestic production of machine-made neckwear, a realignment of the Company’s global sourcing organization, reductions in warehousing capacity, lease termination fees for retail stores and other initiatives to reduce corporate and administrative expenses.

(2)

Adjustments for the nine months ended November 2, 2008 represent the elimination of the operating results and exit costs associated with the Company’s Geoffrey Beene outlet retail division, which the Company closed during 2008.

(3)

The results of the Company’s Calvin Klein Collection wholesale business, and corporate expenses not allocated to any reportable segments, are included in Other.

PHILLIPS-VAN HEUSEN CORPORATION

Reconciliations of GAAP to non-GAAP 2009 Estimates

The Company believes presenting its estimated 2009 results excluding the costs incurred in connection with its restructuring initiatives announced in the fourth quarter of 2008 and the net tax benefit related principally to the lapse of the statute of limitations with respect to certain previously unrecognized tax positions, which is on a non-GAAP basis, provides useful additional information to investors. The Company believes that the exclusion of such amounts facilitates comparing current results against past and future results by eliminating amounts that it believes are not comparable between periods, thereby permitting management to evaluate performance and investors to make decisions based on the ongoing operations of the Company. The Company believes that investors often look at ongoing operations of an enterprise as a measure of assessing performance. The Company has provided the reconciliations set forth below to present its estimates of earnings per share on a GAAP basis and excluding these amounts. The Company uses its results excluding these amounts to evaluate its operating performance and to discuss its business with investment institutions, the Company’s Board of Directors and others. The Company’s earnings per share excluding the costs associated with its restructuring initiatives is also the basis for certain incentive compensation calculations.  Additionally, the Company believes presenting its 2009 revenue change from 2008 excluding the revenue of its Geoffrey Beene outlet retail division, which is on a non-GAAP basis, provides useful additional information to investors by eliminating amounts that it believes are not comparable between periods due to the closure of the Geoffrey Beene outlet retail division.

2009 Full Year Earnings Per Share

GAAP earnings per share estimated range	$2.95 - $2.99

Estimated per share impact of restructuring initiatives (pre-tax charges of $17.2 million)
and the net tax benefit of $29.6 million related principally to the lapse of the statute of limitations with respect to certain previously unrecognized tax positions
(total net income of $19.0 million after-tax)	$(0.36)

Estimated earnings per share range excluding the impact of restructuring initiatives and the net tax benefit related principally to the lapse of the statute of limitations with respect
to certain previously unrecognized tax positions	$2.59 - $2.63

Full Year Revenue
(dollar amounts in millions)
	Consolidated Company					Combined Wholesale and Retail Businesses
	2009			2008	% Change	2009			2008	% Change

GAAP revenue	$2,369.1	-	$2,379.1	$2,491.9	(5)%	$2,041.4	-	$2,051.4	$2,166.4	(6)% - (5)%

Geoffrey Beene outlet retail
division revenue				$ 94.9					$ 94.9

Revenue excluding Geoffrey
Beene outlet retail division	$2,369.1	-	$2,379.1	$2,397.1	(1)%	$2,041.4	-	$2,051.4	$2,071.6	(1)%

Fourth Quarter Revenue
(dollar amounts in millions)
	Consolidated Company					Combined Wholesale and Retail Businesses
	2009			2008	% Change	2009			2008	% Change

GAAP revenue	$585.0	-	$595.0	$577.8	1% - 3%	$505.0	-	$515.0	$501.1	1% - 3%

Geoffrey Beene outlet retail
division revenue				$ 16.5					$ 16.5

Revenue excluding Geoffrey
Beene outlet retail division	$585.0	-	$595.0	$561.3	4% - 6%	$505.0	-	$515.0	$484.6	4% - 6%